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                                                                    Exhibit 15.1



                      ACKNOWLEDGEMENT OF ERNST & YOUNG LLP


Board of Directors
Respironics, Inc. and Subsidiaries


         We are aware of the incorporation by reference in the Registration Statement (Post Effective Amendment No. 1 on Form S-8 to Form S-4) of Respironics, Inc. and Subsidiaries of our report dated January 22, 2002 relating to the unaudited condensed consolidated interim financial statements of Respironics, Inc. and Subsidiaries that are included in its Form 10-Q for the quarter and six months ended December 31, 2001.



                                                     /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
April 11, 2002